Exhibit 99.1

Tripadvisor Reports First Quarter 2026 Financial Results

NEEDHAM, MA, May 7, 2026 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2026.

Financial highlights

•
Revenue for the first quarter was $382.4 million, a decline of 4% year-over-year.
•
Net loss for the first quarter was $32.4 million, or $(0.28) diluted EPS.
•
Non-GAAP net loss for the first quarter was $13.1 million, or $(0.11) diluted EPS.
•
Adjusted EBITDA for the first quarter was $22.1 million, or 5.8% of revenue.

“We kicked off 2026 by delivering Q1 Group revenue in-line and adjusted EBITDA ahead of expectations, despite the dynamic changes in the macro environment between the start and end of the period,” said Chief Executive Officer Matt Goldberg. “In Experiences we started the quarter with accelerated growth, reflecting the strength of our combined offering and the underlying opportunity we see in the category as we continue to scale globally. We are dedicated to driving a durable leadership position in Experiences, simplifying our portfolio, and focusing on the best path for value recognition across our assets.”

“We are pleased with our first quarter results, which reflect the strategic shift of our priorities toward Experiences and the simplification of our legacy portfolio,” said Chief Financial Officer Mike Noonan. “Despite macro uncertainties, we remain committed to disciplined investments across marketing, product, and data to deliver a best-in-class traveler experience. These priorities reinforce our confidence in sustainable revenue and profit growth for both Experiences and the Group.”

First Quarter 2026 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2026	2025	% Change
Total Revenue	$382.4	$398.2	(4)%
Experiences	$167.9	$155.8	8%
Hotels and Other (1)	$157.9	$196.7	(20)%
TheFork	$57.3	$46.4	23%
Intersegment eliminations (1)	$(0.7)	$(0.7)	0%

GAAP Net Income (Loss)	$(32.4)	$(11.0)	195%

Total Adjusted EBITDA (2)	$22.1	$43.8	(50)%
Experiences	$(19.2)	$(14.1)	36%
Hotels and Other	$36.7	$61.4	(40)%
TheFork	$4.6	$(3.5)	n.m.

Non-GAAP Net Income (Loss) (2)	$(13.1)	$20.9	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(0.28)	$(0.08)	250%
Non-GAAP (2)	$(0.11)	$0.14	n.m.

Cash flow from operating activities	$117.8	$101.7	16%
Free cash flow (2)	$101.3	$82.7	22%

n.m. = not meaningful

(1)
Hotels and Other segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total costs and expenses were $407.6 million for the first quarter, a decrease of 1% year-over-year, primarily driven by the following:

	Three months ended March 31,
	2026	2025	% Change

Cost of sales	$32.8	$26.8	22%
Marketing	$177.6	$171.6	3%
Personnel	$129.6	$143.8	(10)%
Technology	$25.0	$22.7	10%
General and administrative	$14.7	$17.4	(16)%

Percentage of Total Revenue
Cost of sales	8.6%	6.7%
Marketing	46.4%	43.1%
Personnel	33.9%	36.1%
Technology	6.5%	5.7%
General and administrative	3.8%	4.4%

Cash & Liquidity – As of March 31, 2026, the Company had approximately $1.1 billion of cash and cash equivalents, an increase of $85.5 million from December 31, 2025. Subsequently, on April 1, 2026, the Company used $345.4 million of its existing cash and cash equivalents to fully repay its 2026 Senior Notes due on April 1, 2026.

Segments Highlights:

Experiences

•
Revenue for the first quarter was $167.9 million, reflecting year-over-year growth of 8%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 4%.
•
The number of experience bookings was approximately 5.6 million during the first quarter, an increase of approximately 11%, when compared to the same period in 2025. Experience bookings include a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations.
•
Gross bookings value (“GBV”) reached approximately $1.2 billion during the first quarter, reflecting year-over-year growth of approximately 13%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
•
Adjusted EBITDA loss for the first quarter was $19.2 million, or (11.4)% of revenue, compared to adjusted EBITDA loss in the same period a year ago of $14.1 million, or (9.1)% of revenue.

Hotels and Other

•
Revenue for the first quarter was $157.9 million, reflecting a year-over-year decline of 20%. Excluding the impact of currency exchange rate fluctuations, year-over-year decline was approximately 22%.
o
Hotels revenue for the first quarter was $114.4 million, reflecting a year-over-year decline of 23%.
o
Media and advertising revenue for the first quarter was $28.0 million, reflecting a year-over-year decline of 9%.
o
Other revenue for the first quarter was $15.5 million, reflecting a year-over-year decline of 13%.
•
Adjusted EBITDA for the first quarter was $36.7 million, or 23.2% of revenue, compared to adjusted EBITDA in the same period a year ago of $61.4 million, or 31.2% of revenue.

TheFork

•
Revenue for the first quarter was $57.3 million, reflecting year-over-year growth of 23%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 11%.
•
Total number of bookings during the first quarter grew year-over-year by approximately 6%.
•
Adjusted EBITDA for the first quarter was $4.6 million, or 8.0% of revenue, compared to adjusted EBITDA loss in the same period a year ago of $3.5 million, or (7.5)% of revenue.

Restructuring and Related Reorganization Action

As previously disclosed, during the fourth quarter of 2025, the Company initiated a series of cost savings actions to support the Company’s positioning as an experiences-led and AI-enabled company. As a result of these actions, the Company incurred pre-tax restructuring and other related reorganization costs of $3.3 million during the first quarter of 2026, which consisted of employee severance and related benefits, primarily in our Hotels and Other segment.

Repayment of 2026 Senior Notes and Expiration of Capped Calls

On April 1, 2026, the Company fully repaid its 0.25% Convertible Senior Notes due 2026 (“2026 Senior Notes”), at maturity, for $345.4 million, consisting of principal and accrued interest, funded by cash on hand. In connection with the maturity and repayment of the 2026 Senior Notes on April 1, 2026, the Capped Calls also expired unexercised.

Conference Call

Tripadvisor will host a conference call later this morning, May 7, 2026, at 8:30 a.m., Eastern Time, to discuss the Company’s first quarter 2026 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended March 31,
	2026	2025
Revenue	$382.4	$398.2

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	32.8	26.8
Marketing	177.6	171.6
Personnel (including stock-based compensation of $20.7 and $27.9, respectively)	129.6	143.8
Technology	25.0	22.7
General and administrative	14.7	17.4
Depreciation and amortization	24.6	21.3
Restructuring and other related reorganization costs	3.3	10.1
Total costs and expenses	407.6	413.7
Operating income (loss)	(25.2)	(15.5)
Other income (expense):
Interest expense	(15.7)	(11.7)
Interest income	7.9	10.0
Other income (expense), net	1.4	(3.1)
Total other income (expense), net	(6.4)	(4.8)
Income (loss) before income taxes	(31.6)	(20.3)
(Provision) benefit for income taxes	(0.8)	9.3
Net income (loss)	$(32.4)	$(11.0)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.28)	$(0.08)
Diluted	$(0.28)	$(0.08)

Weighted average common shares outstanding:
Basic	115.4	141.0
Diluted	115.4	141.0

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	1,120.4	$1,034.9
Accounts receivable, net of allowance for expected credit losses of $28.5 and $27.4, respectively	225.0	208.6
Prepaid expenses and other current assets	61.4	47.2
Total current assets	1,406.8	1,290.7
Property and equipment, net of accumulated depreciation of $634.6 and $620.2, respectively	204.3	210.4
Operating lease right-of-use assets	33.5	35.2
Intangible assets, net of accumulated amortization of $198.8 and $199.6, respectively	32.9	33.4
Goodwill	840.1	843.9
Non-marketable investments	27.6	27.9
Deferred income taxes, net	134.5	137.4
Other long-term assets, net of allowance for expected credit losses of $10.0 and $10.0, respectively	45.8	46.5
TOTAL ASSETS	$2,725.5	$2,625.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$61.5	$23.3
Deferred merchant payables	405.7	308.1
Deferred revenue	86.4	53.3
Current portion of debt	353.5	353.2
Income taxes payable	6.3	11.6
Accrued expenses and other current liabilities	212.8	248.9
Total current liabilities	1,126.2	998.4
Long-term debt	817.5	819.0
Finance lease obligation, net of current portion	33.5	35.6
Operating lease liabilities, net of current portion	27.1	29.2
Deferred income taxes, net	1.1	1.1
Other long-term liabilities	96.4	97.2
Total Liabilities	2,101.8	1,980.5

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	0.1	0.1
Authorized shares: 1,600,000,000
Shares issued: 122,399,761 and 120,577,305, respectively
Shares outstanding: 116,294,499 and 114,472,043, respectively
Additional paid-in capital	478.1	460.3
Retained earnings	284.2	316.6
Accumulated other comprehensive income (loss)	(48.5)	(41.9)
Treasury stock-common stock, at cost, 6,105,262 and 6,105,262 shares, respectively	(90.2)	(90.2)
Total Stockholders’ Equity	623.7	644.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,725.5	$2,625.4

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating activities:
Net income (loss)	$(32.4)	$(11.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24.6	21.3
Stock-based compensation expense	20.7	27.9
Deferred income tax expense (benefit)	3.0	1.3
Other, net	2.5	6.6
Changes in operating assets and liabilities, net	99.4	55.6
Net cash provided by (used in) operating activities	117.8	101.7

Investing activities:
Capital expenditures, including capitalized website development	(16.5)	(19.0)
Net cash provided by (used in) investing activities	(16.5)	(19.0)

Financing activities:
Proceeds from the issuance of Term Loan B Facility, net of financing costs	—	341.4
Principal payments on Term Loan B Facility	(2.1)	(2.1)
Payment of withholding taxes on net share settlements of equity awards	(5.5)	(8.9)
Funding of term loan facility for related party	—	(326.7)
Payments of finance lease obligation and other financing activities	(1.9)	(6.0)
Net cash provided by (used in) financing activities	(9.5)	(2.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.3)	9.3
Net increase (decrease) in cash, cash equivalents and restricted cash	85.5	89.7
Cash, cash equivalents and restricted cash at beginning of period	1,034.9	1,064.3
Cash, cash equivalents and restricted cash at end of period	$1,120.4	$1,154.0
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$14.3	$10.5

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin (including forecasted consolidated Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP earnings (loss) per diluted earnings (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitations of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation expense; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses (including non-operational costs related to significant shareholder activism, which includes third-party advisory, legal, and other professional fees); and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating

Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses (including non-operational costs related to significant shareholder activism, which includes third-party advisory, legal, and other professional fees); and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts taxes, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP earnings (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excludes the effects of certain expenses not directly tied to the ongoing core operations of our business. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

TripAdvisor defines “non-GAAP Personnel” expenses as GAAP Personnel expenses before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses before legal reserves, settlements and other, transaction related expenses; and other non-recurring items. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(11.0)	$36.0	$53.2	$(38.4)	$39.8	$(32.4)
Add: Provision (benefit) for income taxes	(9.3)	10.9	10.1	(6.8)	4.9	0.8
Add: Other expense (income), net	4.8	12.2	7.1	10.6	34.8	6.4
Add: Restructuring and other related organization costs	10.1	0.5	0.1	32.7	43.4	3.3
Add: Legal reserves, settlements and other (1)	-	(4.6)	-	0.2	(4.4)	0.2
Add: Transaction related expenses (2)	-	-	-	-	-	3.3
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	(4.8)
Add: Stock-based compensation expense	27.9	29.1	28.5	22.4	107.8	20.7
Add: Depreciation and amortization (4)	21.3	22.9	23.5	24.7	92.4	24.6
Adjusted EBITDA (Non-GAAP)	$43.8	$107.0	$122.5	$45.4	$318.7	$22.1

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(11.0)	$36.0	$53.2	$(38.4)	$39.8	$(32.4)
Add: Stock-based compensation expense	27.9	29.1	28.5	22.4	107.8	20.7
Add: Legal reserves, settlements and other (1)	-	(4.6)	-	0.2	(4.4)	0.2
Add: Restructuring and other related organization costs	10.1	0.5	0.1	32.7	43.4	3.3
Add: Transaction related expenses (2)	-	-	-	-	-	3.3
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	(4.8)
Add: Amortization of intangible assets	0.7	0.7	0.7	0.6	2.8	0.5
Add: (Gain)/Loss on investments	(0.7)	(0.7)	(0.7)	(0.7)	(2.6)	(0.7)
Subtract: Income tax effect of Non-GAAP adjustments (5)	6.1	0.9	2.0	11.7	20.7	3.2
Non-GAAP Net Income (Loss)	$20.9	$60.1	$79.8	$5.1	$166.1	$(13.1)
Interest expense on 2026 Senior Notes, net of tax (6)	0.3	0.3	0.3	0.3	1.1	-
Numerator used to compute Non-GAAP net income (loss) per diluted share	$21.2	$60.4	$80.1	$5.4	$167.2	$(13.1)

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding	141.0	130.2	123.7	115.7	131.0	115.4
Add: Potential dilutive effect of common equivalent shares	6.1	-	-	7.1	-	-
Non-GAAP Diluted Shares Outstanding (7)	147.1	130.2	123.7	122.8	131.0	$115.4

GAAP Diluted Earnings (Loss) per Share	$(0.08)	$0.28	$0.43	$(0.33)	$0.31	$(0.28)
Add: Stock-based compensation expense	0.18	0.22	0.23	0.18	0.82	0.18
Add: Legal reserves, settlements and other (1)	-	(0.03)	-	-	(0.03)	-
Add: Restructuring and other related organization costs	0.07	-	-	0.27	0.33	0.03
Add: Transaction related expenses (2)	-	-	-	-	-	0.03
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	(0.04)
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.02	0.01
Add: (Gain)/Loss on investments	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)
Add: Adjustment to GAAP diluted shares outstanding (7)	0.01	-	-	0.02	-	-
Subtract: Income tax effect of Non-GAAP adjustments (5)	0.04	0.01	0.01	0.10	0.16	0.03
Non-GAAP Diluted Earnings (Loss) per Share	$0.14	$0.46	$0.65	$0.04	$1.27	$(0.11)

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	1%	7%	4%	0%	3%	(4)%
Estimated effects of changes in foreign currency exchange rates	(2)%	2%	3%	4%	2%	4%
Non-GAAP Total Revenue growth on a constant currency basis	3%	5%	1%	(4)%	1%	(8)%

GAAP Total Experiences Segment Revenue	10%	11%	9%	10%	10%	8%
Estimated effects of changes in foreign currency exchange rates	(2)%	2%	3%	3%	2%	4%
Non-GAAP Total Experiences segment revenue growth on a constant currency basis	12%	9%	6%	7%	8%	4%

GAAP Total Hotels and Other Segment Revenue	(8)%	(3)%	(8)%	(15)%	(8)%	(20)%
Estimated effects of changes in foreign currency exchange rates	(1)%	1%	2%	1%	1%	2%
Non-GAAP Total Hotels and Other segment revenue growth on a constant currency basis	(7)%	(4)%	(10)%	(16)%	(9)%	(22)%

GAAP Total TheFork Segment Revenue	12%	28%	28%	18%	22%	23%
Estimated effects of changes in foreign currency exchange rates	(4)%	6%	8%	9%	5%	12%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	16%	22%	20%	9%	17%	11%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$101.7	$201.6	$44.5	$(103.0)	$244.8	$117.8
Subtract: Capital expenditures	19.0	25.0	19.3	18.8	81.9	16.5
Free Cash Flow (Non-GAAP)	$82.7	$176.6	$25.2	$(121.8)	$162.9	$101.3

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1
Segments - Revenue:
Total Revenue	$398.2	$529.2	$552.5	$411.3	$1,891.3	$382.4
Growth % (y/y)	1%	7%	4%	0%	3%	(4)%
Experiences	155.8	270.5	294.3	203.7	924.4	167.9
Growth % (y/y)	10%	11%	9%	10%	10%	8%
Hotels and Other	196.7	205.5	196.5	151.3	750.1	157.9
Growth % (y/y)	(8)%	(3)%	(8)%	(15)%	(8)%	(20)%
Hotels	148.0	152.3	143.1	106.9	550.3	114.4
Growth % (y/y)	(7)%	1%	(5)%	(14)%	(6)%	(23)%
Media and advertising	30.8	35.5	36.0	29.8	132.0	28.0
Growth % (y/y)	(6)%	(13)%	(11)%	(17)%	(12)%	(9)%
Other (8)	17.9	17.7	17.4	14.6	67.8	15.5
Growth % (y/y)	(20)%	(15)%	(24)%	(17)%	(19)%	(13)%
TheFork	46.4	54.2	62.9	57.2	220.8	57.3
Growth % (y/y)	12%	28%	28%	18%	22%	23%
Intersegment revenue (8)	(0.7)	(1.0)	(1.2)	(0.9)	(4.0)	(0.7)
Growth % (y/y)	(30)%	(17)%	(14)%	0%	(9)%	0%

Percent of Total Revenue:**
Experiences	39%	51%	53%	50%	49%	44%
Hotels	37%	29%	26%	26%	29%	30%
Media and advertising	8%	7%	7%	7%	7%	7%
Other (8)	4%	3%	3%	4%	4%	4%
TheFork	12%	10%	11%	14%	12%	15%
Intersegment revenue (8)	(0)%	(0)%	(0)%	(0)%	(0)%	(0)%

GAAP Net Income (Loss): (9)	$(11.0)	$36.0	$53.2	$(38.4)	$39.8	$(32.4)
Growth % (y/y)	(81)%	49%	38%	(2500)%	712%	195%
GAAP Net Income (Loss) margin	(2.8%)	6.8%	9.6%	(9.3%)	2.1%	(8.5%)

(1)
The amount of $4.6 million, presented in the second quarter of 2025, represents the reversal of an estimated accrual related to the settlement of a regulatory related matter, based on updated information at the time.
(2)
The Company expensed certain costs related to shareholder activism of $3.3 million during the first quarter of 2026.
(3)
Represents a recovery of $4.8 million related to an external fraud incident, which occurred during the fourth quarter of 2022. The Company has reduced Adjusted EBITDA by this recovery amount during the first quarter of 2026. The Company considers such recovery to be non-recurring in nature.
(4)
Depreciation and amortization includes capitalized website development.
(5)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(6)
In periods for which we present net income, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP.
(7)
In periods for which we present a GAAP net loss, but Non-GAAP net income, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(8)
Other revenue includes Tripadvisor dining revenue within the Hotels and Other segment which is shown in this table gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(9)
The Company does not calculate or report net income by segment.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

** Percentages may not total to 100% due to rounding.

Tripadvisor, Inc

Supplemental Financial Information (continued)

(in millions, except percentages)

(Unaudited)

	2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1
Total Consolidated Adjusted EBITDA (1)
Total Revenue	$398.2	$529.2	$552.5	$411.3	$1,891.3	$382.4
Less:
Cost of sales	26.8	41.8	40.7	35.2	144.6	32.8
Marketing	171.6	217.7	227.2	174.8	791.4	177.6
Personnel (2)	115.9	120.0	118.7	110.9	465.6	108.9
Technology	22.7	24.9	25.7	25.5	98.7	25.0
General and administrative (2)	17.4	17.8	17.7	19.5	72.3	16.0
Total Consolidated Adjusted EBITDA	$43.8	$107.0	$122.5	$45.4	$318.7	$22.1
Growth % (y/y)	(6)%	11%	0%	(38)%	(6)%	(50)%
Total Adjusted EBITDA Margin	11.0%	20.2%	22.2%	11.0%	16.9%	5.8%

Intersegment revenue (3)	(0.7)	(1.0)	(1.2)	(0.9)	(4.0)	(0.7)

Segment - Experiences
Total Revenue	$155.8	$270.5	$294.3	$203.7	$924.4	$167.9
Less:
Cost of sales	17.1	27.6	29.1	19.5	93.3	20.0
Marketing	106.2	152.1	159.7	120.0	538.2	118.7
Personnel (4)	35.8	39.9	40.0	36.9	152.6	36.6
Technology	6.8	8.1	7.9	8.4	31.1	7.8
General and administrative	4.0	4.8	5.0	4.3	18.1	4.0
Adjusted EBITDA	$(14.1)	$38.0	$52.6	$14.6	$91.1	$(19.2)
Growth % (y/y)	(27)%	49%	20%	(50)%	15%	36%
Adjusted EBITDA Margin	(9.1)%	14.0%	17.9%	7.2%	9.9%	(11.4)%

Segment - Hotels and Other
Total Revenue (3)	$196.7	$205.5	$196.5	$151.3	$750.1	$157.9
Less:
Cost of sales	4.9	8.9	7.1	8.3	29.4	7.0
Marketing	47.2	55.3	52.7	40.3	195.5	42.5
Personnel (4)	60.7	58.4	57.2	50.2	226.5	49.5
Technology	12.6	13.4	14.1	13.7	53.9	13.8
General and administrative	9.9	9.3	9.3	9.2	37.6	8.4
Adjusted EBITDA	$61.4	$60.2	$56.1	$29.6	$207.2	$36.7
Growth % (y/y)	(12)%	(11)%	(23)%	(32)%	(18)%	(40)%
Adjusted EBITDA Margin	31.2%	29.3%	28.5%	19.6%	27.6%	23.2%

Segment - TheFork
Total Revenue	$46.4	$54.2	$62.9	$57.2	$220.8	$57.3
Less:
Cost of sales	4.8	5.3	4.5	7.4	21.9	5.8
Marketing (5)	18.9	11.3	16.0	15.4	61.7	17.1
Personnel (4)	19.4	21.7	21.5	23.8	86.5	22.8
Technology	3.3	3.4	3.7	3.4	13.7	3.4
General and administrative	3.5	3.7	3.4	6.0	16.6	3.6
Adjusted EBITDA	$(3.5)	$8.8	$13.8	$1.2	$20.4	$4.6
Growth % (y/y)	(0)%	184%	151%	300%	285%	n.m.
Adjusted EBITDA Margin	(7.5)%	16.2%	21.9%	2.1%	9.2%	8.0%

	2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:
GAAP Personnel	$143.8	$149.1	$147.2	$133.3	$573.4	$129.6
Subtract: Stock-based compensation expense	27.9	29.1	28.5	22.4	107.8	20.7
Non-GAAP Personnel	$115.9	$120.0	$118.7	$110.9	$465.6	$108.9
% of revenue	29.1%	22.7%	21.5%	27.0%	24.6%	28.5%

GAAP General and administrative	$17.4	$13.2	$17.7	$19.7	$67.9	$14.7
Subtract: Legal reserves, settlements and other	-	(4.6)	-	0.2	(4.4)	0.2
Subtract: Transaction related expenses (6)	-	-	-	-	-	3.3
Subtract: Non-recurring expenses (income) (7)	-	-	-	-	-	(4.8)
Non-GAAP General and administrative	$17.4	$17.8	$17.7	$19.5	$72.3	$16.0

(1)
Consolidated Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Consolidated Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as below for reconciliations to the most directly comparable GAAP measure.
(2)
Refer to GAAP Operating Expenses to non-GAAP Operating Expenses reconciliations above.
(3)
Hotels and Other segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(4)
This amount is exclusive of stock-based compensation expense. Please refer above to our definition of Adjusted EBITDA, which is our segment measure under GAAP.
(5)
TheFork segment marketing expenses are shown gross of intersegment (intercompany) expenses, which is eliminated on a consolidated basis.
(6)
The Company expensed certain costs related to shareholder activism of $3.3 million during the first quarter of 2026, to general and administrative expenses on our unaudited condensed consolidated statements of operations.
(7)
Represents a recovery of $4.8 million related to an external fraud incident, which occurred during the fourth quarter of 2022. The Company has reduced Adjusted EBITDA by this recovery amount during the first quarter of 2026, which was recorded to general and administrative expenses on the unaudited condensed consolidated statement of operations. The Company considers such recovery to be non-recurring in nature.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Operating Metrics

We review a number of metrics, including, but not limited to, monthly active users, hotel shoppers, cost-per-click, gross booking value (“GBV”), and number of experience bookings, both defined below, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We make certain metrics available to investors as we believe they are useful to investors both because they allow for greater transparency with respect to metrics used by management in its financial and operational decision-making, and because they may be used by investors to help analyze the health of our business.

While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Definitions

Variable costs consist of cost of sales and marketing expenses.

Fixed costs consist of personnel, technology, and general and administrative expenses, not including stock-based compensation, depreciation, amortization, restructuring and other related reorganization costs, legal reserves, settlements and other, transaction related expenses, non-recurring expenses and income, interest expense, or income taxes.

We use the operating metrics described below to assist us in measuring our operations performance, identifying trends, formulating projections and making strategic decisions for our Experiences segment. We are not aware of any uniform standards for calculating these metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. Management believes it is useful to monitor these metrics together and not individually as it does not make business decisions based upon any single metric. We regularly review our processes and may adjust how we calculate these metrics to improve their accuracy. None of these metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

GBV represents the total dollar value of experience bookings in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners).

Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure.

We define an “experience booking” as a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations. This metric is reported at the time the booking is made. As an example, a single experience booked in January for three travelers would be reported as one experience booking in the first quarter. We believe that the number of experience bookings, an operational measure, is a useful indicator of the scale of our marketplace.

Safe Harbor Statement

Statements in this press release, as well as statements by our executive officers, regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would,” “opportunity,” “goal,” “objective” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements with respect to our experiences-led strategy, changes in our operating model, expected cost savings, growth objectives, AI-led initiatives, product innovation, strategic investments and partnership opportunities, capital allocation and stock repurchases, business and market trends, estimated pre-tax restructuring and other related reorganization costs, and our financial outlook and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, our ability to execute and achieve the expected benefits from our strategic focus on experiences, our ability to successfully re-align our operating model, our ability to realize the anticipated cost savings and expected timing, our ability to leverage the Company's data to capitalize on AI-led opportunities, our ability to respond to market trends and technological changes, and those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, restaurants, and other travel categories such as hotels. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com